EXHIBIT 99.12



Pompano Beach, December 7, 2001/PR News Wire/Method Products Corp. ( "Company") (OTC: MTDP) announced today that its sales and accounts receivable for the second quarter ending December 31, 2000 and for the third quarter ending March 31, 2001 have been adjusted due to certain accounting inaccuracies. Also, an accounting charge for certain stock options issued in the second quarter, half of which were subsequently canceled before the June 30, 2001 fiscal year end, was inadvertently not recorded. Such matters had the effect of reducing sales and accounts receivable for the second quarter ended December 31, 2000 by $188,031 and $173,904, respectively, reducing sales and accounts accountable for the third quarter ended March 31, 2001 by $176,761 and $342,179, respectively, and reducing net income (loss) for the three months ended December 31, 2000 and March 31, 2001 by $(891,611) and $(123,357), respectively. It is believed that such sales and accounts receivable adjustments, which delay the recognition of certain sales transactions until following quarters, will not materially reduce the aggregate amount of sales recorded by the Company.

After consulting with the Company's independent auditors, the Board of Directors, and the audit committee of the Board, management has restated the Company's financial statements for each of the quarters affected. The Company filed the restated financial statements on Forms 10-QSB/A for such periods with the Securities and Exchange Commission on December 7, 2001. The Company believes it has taken all appropriate action to address such matters.

Forward Looking Statements

Matters discussed in this news release contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements in this news release include the intent, belief or current expectations of management of the Company as well as the assumptions on which such statements are based. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Factors currently known to management that could contribute to or cause actual results to materially differ from those discussed in the forward looking statements in this press release and from historical results of operations include those set forth under the heading "Managements's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-QSB/A for the quarterly period ending March 31, 2001 filed with the Securities and Exchange Commission ("Commission"), press releases and other reports filed by the Company with the Commission.